EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Delmar Bancorp on Form S-8 of our report, dated March 27, 2020 on the consolidated financial statements of Delmar Bancorp and its subsidiaries.

/s/ TGM GROUP LLC

TGM GROUP LLC
Salisbury, Maryland
May 20, 2021